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                                                                   EXHIBIT 10.19


                         VIASOURCE COMMUNICATIONS, INC.

                              EMPLOYMENT AGREEMENT

                                       FOR

                                 CRAIG A. RUSSEY

     EMPLOYMENT AGREEMENT, dated as of April 24, 2000 by and between VIASOURCE COMMUNICATIONS, INC., a New Jersey corporation (the "COMPANY") and CRAIG A. RUSSEY (the "EXECUTIVE").

     WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services; and

     WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.   EMPLOYMENT BY THE COMPANY.

     1.1 TERM; POSITION. Subject to earlier termination as set forth in Section 5 below, for a period of three (3) years commencing April 24, 2000 (the "AGREEMENT TERM"), the Company agrees to employ Executive in the position of President and Chief Executive Officer of the Company and Executive hereby accepts such employment effective as of the date first written above. In addition, the Company will make its best efforts to provide that the Executive is a member of the Board of Directors of the Company (the "Board") during the Agreement Term. During the Agreement Term, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company.

     1.2 DUTIES. Executive shall serve in an executive capacity and shall perform such duties as are customarily associated with his then existing title(s), consistent with the Bylaws of the Company and as required by the Company's Board of Directors (the "BOARD") or the Executive's supervisor. Executive agrees to provide his services in substantial conformance with all laws and regulations.

     1.3 EMPLOYMENT RELATIONSHIP. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

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2.   COMPENSATION.

     2.1 SALARY. Executive shall receive for services to be rendered hereunder an annualized base salary of $283,500, effective April 24, 2000, payable on a weekly basis. Effective on the earlier of August 15, 2000 or the effective date of the Company's initial public offering ("IPO"), Executive shall receive for services to be rendered hereunder an annualized base salary of $300,000. Executive's base salary will be reviewed annually by the Compensation Committee of the Board for merit increases which will not be less than 3% each year. Notwithstanding the foregoing, Executive's base salary shall always exceed the base salary of any other employee of the Company by 5%.

     2.2 DISCRETIONARY BONUS. Executive will be eligible for (a) a target bonus in year 2000 of 150% of his then applicable base salary based upon achievement of performance criteria, as determined solely by the Compensation Committee in its discretion and (b) an annual target bonus in subsequent years of 100% of his then applicable base salary based upon achievement of performance criteria, as determined solely by the Compensation Committee in its discretion.

     2.3 INCENTIVE COMPENSATION. In addition to any other compensation or benefits set forth in this Agreement, Executive shall be entitled to participate during the Employment Term in the Company's Stock Incentive Plan in such amounts and on such terms as may be determined by the Company's Compensation Committee and approved by the Board, and in any incentive plans, programs or arrangements generally applicable to the Company's executives and employees on such terms as are determined by the Board. Notwithstanding anything in any Company stock option plan to the contrary, all options to purchase Common Stock held by the Executive shall become fully vested and exercisable upon a Change in Control (as defined below) of the Company. Without limiting the generality of the foregoing, on the effective date of the Company's IPO, Executive shall be granted options to purchase 250,000 shares of the Company's common stock at an exercise price equal to the offering price. 25% of such options shall be vested immediately and the balance shall vest in equal increments on the first, second and third anniversary of the IPO.

     2.4 STANDARD COMPANY BENEFITS. Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its employees in comparable positions.

     2.5 BUSINESS EXPENSES AND PERQUISITES. Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies; provided that Executive provides the Company with reasonable documentation of such expenses satisfactory to the Company.

     2.6 LOAN. On the earlier of August 15 or the effective date of the Company's IPO, the Company shall forgive the outstanding balance on Executive's loan from the Company.

3. PROPRIETARY INFORMATION OBLIGATIONS. Executive will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or

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purposes of any other person, firm, company, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation or intellectual property used or owned in connection with the business of the Company or its affiliates. Notwithstanding the foregoing, the Executive shall be permitted to disclose confidential information to the extent required by law or judicial order.

4. OUTSIDE ACTIVITIES. Except with the prior written consent of the Company's Board, Executive will not, during the Agreement Term, undertake or engage in any other employment, occupation or business enterprise, other than those in which Executive is a passive investor. Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

5.   TERMINATION OF EMPLOYMENT.

          (a) VOLUNTARY TERMINATION. During the Agreement Term, the Executive may voluntarily terminate his employment relationship at any time for any reason upon thirty (30) days' prior written notice to the Company. Upon such voluntary termination, the Executive shall not be entitled to any further compensation or rights under this Agreement other than (i) accrued but unpaid compensation rights as of the date of termination, or (ii) any rights or benefits accrued to the date of termination under the terms of any Company Benefits the Executive participated in prior to such termination (together, the "ACCRUED RIGHTS").

          (b) TERMINATION FOR CAUSE. During the Agreement Term, the Executive's employment may be terminated by the Company for Cause. Such termination shall be effective on the date of Executive's receipt of notice in the case of clauses (i) through (v) of the definition of Cause and, with respect to clauses (vi) and (vii) of the definition of Cause, shall be effective on the date of the expiration of the cure period if Executive fails to cure the breach within the cure period. Upon such termination for Cause, the Executive shall not be entitled to any further compensation or rights under this Agreement other than his Accrued Rights.

          For purposes of this Agreement, "CAUSE" shall mean misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company or any of its subsidiaries


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     or affiliates or the willful fabrication of records of the Company or any of its subsidiaries or affiliates; (iii) material breach of the Company's policies after being provided with notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice; (iv) any other act or omission or series of acts or omissions which are injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates; (v) material breach of Sections 3, 6 or 7 of this Agreement; (vi) a failure or refusal in a material respect of Executive to follow the reasonable policies or directions of the Company as specified by the Board or the Executive's supervisor after being provided with notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice; or (vii) failure to carry out the duties of the Executive's position or alcoholism or other form of substance abuse, in each case after being provided with notice of such failure and an opportunity to cure within seven (7) days of receipt of such notice. Disability shall not constitute "Cause."

          (c) TERMINATION WITHOUT CAUSE. During the Agreement Term, the Company may terminate the employment of the Executive at any time for any reason other than Cause upon thirty (30) days' prior written notice to the Executive. Upon such termination without Cause, the Executive will receive:
     (i) his Accrued Rights, (ii) an amount equal to twelve (12) months of base salary, less payroll deductions and required withholdings, payable in equal semi-monthly installments, (iii) a lump sum payment of that portion of the bonus Executive is entitled to for the calendar year in which the termination occurs pro-rated based upon the number of full months Executive was employed in such year, and (iv) continued coverage for a period of twelve (12) months in all welfare benefit plans, as amended from time to time, that Executive participated in at the time of his termination.

          (d) DISABILITY. During the Agreement Term, the Company may terminate the employment of the Executive on account of Disability upon thirty (30) days' prior written notice to the Executive. Upon such termination on account of Disability, the Executive will receive: (i) his Accrued Rights,
     (ii) a lump sum payment equal to one (1) year of base salary, less payroll deductions and required withholdings, (iii) a lump sum payment of that portion of the bonus Executive is entitled to for the calendar year pro-rated based upon the number of full months Executive was employed in such year, and (iv) continuation of all Company Benefits for a period of six (6) months.

          For purposes of this Agreement, "DISABILITY" shall mean a disability which prevents Executive from substantially performing his duties under this Agreement for a period of at least 90 consecutive days or 180 non-consecutive days within any 365-day period. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of this Agreement.


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          (e) DEATH. In the event of the death of the Executive during the
     Agreement Term, this Agreement shall automatically terminate (subject to Section 8.9), such termination to be effective on the date of Executive's death, and the Company shall pay to Executive or his heirs, executors or administrators, his Accrued Rights, a portion of a discretionary bonus, if any, which may otherwise have been paid to Executive pursuant to Section
     2.2 hereof with respect to the annual period in which the death occurs pro-rated based upon the number of full months Executive was employed in such annual period prior to his death.

6. CONTINUATION OF EMPLOYMENT/RESTRICTIVE COVENANT. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees that during the term of Executive's employment and for a period of twenty-four (24) months immediately following the date that Executive ceases employment with the Company for any reason, Executive shall not, in any geographic area where the businesses of the Company and its affiliates are conducted, without first obtaining the prior written approval of the Company, (i) directly or indirectly engage or prepare to engage, in any activities in competition with or contrary to the best interests of the Company or its subsidiaries or affiliates, (ii) deal, directly or indirectly, in a competitive manner with any customers or clients of any of the businesses of the Company and its subsidiaries and affiliates, or (iii) accept employment or establish a business or consulting arrangement relationship with a business that directly or indirectly competes with the Company or its subsidiaries or affiliates, as determined by the Board.

7. NONSOLICITATION. While employed by the Company, and for twenty-four (24) months immediately following the Executive's termination of employment for any reason, Executive agrees not to interfere with the business of the Company by soliciting, attempting to solicit, inducing, or otherwise causing any employee, consultant or independent contractor of the Company or its subsidiaries or affiliates to terminate his or her employment or other service with the Company or its subsidiaries or affiliates in order to become an employee, consultant or independent contractor to or for any other entity or person.


8.   GENERAL PROVISIONS.

     8.1 CHANGE IN CONTROL. Other than as set forth in Section 2.3 hereof, all terms of this Agreement shall remain unchanged upon a Change in Control. For the purposes of this Agreement, "Change in Control" means a change in ownership or control of the Company effected through any of the following: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, or (D) any person who, immediately prior to the initial public offering of the Company, owned more than 25% of the combined voting power of the Company's then outstanding voting securities), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities;
(ii) during any period of not more than two consecutive years, not including any period prior to the


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Effective Date, individuals who at the beginning of such period constitute the
Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined in the Exchange Act) acquired 25% or more of the combined voting power of the Company's then outstanding securities; or (iv) an agreement for the sale by the Company of all or substantially all of its assets (or any transaction having a similar effect).

     8.2 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by telex) or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company's then current payroll records.

     8.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     8.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement. No waiver of any provision hereof shall be effective unless in writing.

     8.4 COMPLETE AGREEMENT; AMENDMENT. This Agreement hereto, constitute the entire agreement between Executive and the Company and it is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by an officer of the Company.

     8.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.


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     8.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     8.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive and the Company, and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

     8.8 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of New York.

     8.9 SURVIVAL. The following provisions of this Agreement shall survive the termination of Executive's employment and the assignment of this Agreement by the Company to any successor in interest or other assignee: Section 3; Section 6; Section 7; and Section 8.

     8.10 RELIEF. Executive acknowledges that the restrictions set forth in Sections 3, 4, 6 and 7 above are necessary to protect the Company's confidential proprietary information and other legitimate business interests and are reasonable in all respects, including duration, territory and scope of activity restricted. Executive further acknowledges that the provisions of Sections 3, 4, 6 and 7 hereof are essential to the Company, that the Company would not enter into this Agreement if it did not include these provisions and that damages sustained by the Company as a result of a breach of these provisions cannot be adequately remedied by damages, and Executive agrees that the Company, in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of Sections 3, 4, 6 and 7 of this Agreement. Executive agrees that the existence of any claim or cause of action by Executive against the Company or its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the provisions of Sections 3, 4, 6 and 7 hereof. Executive shall have no right to enforce any of his rights under this Agreement by seeking or obtaining injunctive or other equitable relief and acknowledges that the damages described herein are an adequate remedy for any breach by the Company of this Agreement.

     In the event of a breach of the covenants and assurances of Sections 3, 6, or 7 by the Executive or in the event the Executive voluntarily terminates his employment pursuant to Section 5(a) or has his employment terminated pursuant to
Section 5(b) hereof, any options to purchase shares of the Company stock, whether vested or otherwise, shall terminate immediately and shall be of no further force or effect and any severance or any other payment due to the Executive under this Agreement shall be immediately forfeited except as provided for in Sections 5(a) and 5(b).

     8.11 WITHHOLDING TAXES. The Company may withhold from any amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.


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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                    VIASOURCE COMMUNICATIONS, INC.



                                                   By: /s/ CRAIG A. RUSSEY
                                                   --------------------------
                                                   CRAIG A. RUSSEY



: ------------------------------------






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